UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

WELLS FARGO & COMPANY
_____________________________________________________________________________
(Exact Name of Registrant as Specified in Its Charter)

Delaware	41-0449260
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

420 Montgomery Street
San Francisco, California	94104
(Address of Principal Executive Offices)	(Zip Code)

WELLS FARGO FINANCE LLC
_____________________________________________________________________________
(Exact Name of Registrant as Specified in Its Charter)

Delaware	41-0449260
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

375 Park Avenue
New York, New York	10152
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:
Name of Each Exchange on Which
Title of Each Class to be so Registered	Each Class is to be Registered

Medium-Term Notes, Series A, Notes due October 30, 2028 of Wells Fargo Finance LLC and the guarantee of Wells Fargo & Company with respect thereto
New York Stock Exchange

______________________________________________________________________________

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box:  ☑

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box:    ☐

Securities Act registration statement file number to which this form relates: 333-221324 and 333-221324-01

Securities to be registered pursuant to Section 12(g) of the Act:    None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered

The securities to be registered hereunder are the Medium-Term Notes, Series A, Notes due October 30, 2028 (the “Notes”) of Wells Fargo Finance LLC and the guarantee of the Notes by Wells Fargo & Company. A description of the Notes and a description of the related guarantee by Wells Fargo & Company are set forth under the (i) the section captioned “Description of Debt Securities of Wells Fargo Finance LLC” in the registrants’ Prospectus, dated April 27, 2018 (the “Base Prospectus”), which relates to the registrants’ Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 (Nos. 333-221324 and 333-221324-01), (ii) the section captioned “Description of Notes” in the Prospectus Supplement, dated May 18, 2018 (the “Prospectus Supplement”), to the Base Prospectus and (iii) Pricing Supplement No. 1 dated October 24, 2018 (the “Pricing Supplement”), to the Base Prospectus and Prospectus and filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended. Each of the Base Prospectus, Prospectus Supplement and Pricing Supplement is incorporated herein by reference.

Item 2. Exhibits

4.1

Senior Indenture dated as of April 25, 2018 among Wells Fargo Finance, LLC, as issuer, Wells Fargo & Company, as guarantor, and Citibank, N.A., as trustee (incorporated by reference to Exhibit 4(h) to the Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 (Registration Nos. 333-221324 and 333-221324-01) dated April 27, 2018).

4.2

Form of Wells Fargo Finance LLC Medium-Term Notes, Series A, Notes due October 30, 2028 (incorporated by reference to Wells Fargo & Company’s Current Report on Form 8-K filed October 31, 2018).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

WELLS FARGO & COMPANY

DATED: October 31, 2018	/s/ Le Roy Davis
Le Roy Davis
Senior Vice President and Assistant Treasurer

WELLS FARGO FINANCE LLC

DATED: October 31, 2018	/s/ Le Roy Davis
Le Roy Davis
Senior Vice President and Assistant Treasurer